SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 1, 2011

ANGEL ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

Nevada	06-1588136
(State of incorporation)	(IRS Employer ID Number)

1802 N. Carson Street, Suite 212-3018, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

(775) 887-0670

(Issuer's telephone number)

N/A
(Former name, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 3 – SECURITIES AND TRADING MARKETS

SECTION 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 1, 2011, Angel Acquisition Corp. (the “Registrant”) entered into a  Series A Preferred Stock Purchase Agreement (the “Agreement”) with Ginew Holdings, LLC (“Purchaser”), pursuant to which the Purchaser purchased from the Registrant five million six hundred forty one thousand five hundred ninety one (5,641,591)  shares of Series A Preferred Stock. The purchase price for the shares acquired was sixty thousand dollars ($60,000).  The Registrant believes the issuance of the shares is exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2). The Agreement is filed as Exhibit 10.2 hereto.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) On January 10, 2011, the Registrant accepted the resignation of Steve Bonenberger as Chairman of the Board of Directors of the Registrant.  Mr. Bonenberger will continue to serve as Chief Executive Officer, Chief Financial Officer, Secretary and a member of the Board of Directors. Effective as of the same date, to fill the vacancy created by Mr. Bonenberger’s resignation, the Board of Directors appointed Vincent Molinari as Chairman of the Board of Directors.

(b) On January 10, 2011, the Registrant accepted the resignations of Michael Edwards and Lew Graham from the Board of Directors. Effective as of the same date, the Board of Directors appointed Lori Livingston as a member of the Board of Directors.

(c) On January 10, 2011, the Registrant accepted the resignation of Milton C. Ault, III as President. Effective on the same date to fill the vacancy created by Mr. Ault’s resignation, the Registrant appointed Steve Bonenberger, Chief Executive Officer, Chief Financial Officer, Secretary and a member of the Board of Directors, as President.

 (d) On January 10, 2011, the Registrant accepted the resignation of Lew Graham as Chief Operating Officer. At this time, no one has been chosen to fill the vacancy of Chief Operating Officer left by the resignation of Mr. Graham.

The Board of Directors now consists of Steve Bonenberger, Lori Livingston and Vincent Molinari.

Biographical information for Lori Livingston

Ms. Livingston is a Founder of Gateway Technologies, LLC, and the founder, president and CEO of Transfer Online Inc. and Transfer Online Technology Development. She is a founder and the technology innovator of Gateway Technology, having identified the global trend line of illiquid/alternative asset trading platforms. Ms. Livingston is an entrepreneur who has worked in the financial services industry for over 27 years and is an advisor and sometimes board member to several clients and network of affiliates. In 1999, she founded and is currently the president and CEO of Transfer Online, Inc., a stock transfer and registrar agency, and was one of the first in the industry to bring transfer agent services and full reporting to the internet. Although originally for individual issuers and their shareholders, the platform she developed evolved when she was approached by MasterCard International to adapt the platform for the purpose of trading their Class B securities held by institutions worldwide. Soon after she was approached by others who sought to expand the scope of the platform to serve their purposes until 2009 when she co-founded Gateway Technologies, LLC with Vincent R. Molinari. She holds a degree from California State University, Northridge where she graduated with honors as the Julian Beck scholar.

Biographical information for Vincent R. Molinari

Mr. Molinari is a Founder and the current Chief Executive Officer of Gateway Technologies, LLC. He has been the driving force behind the Gateway Technologies, LLC, having identified the global trend line of illiquid/alternative asset trading platforms. Mr. Molinari is responsible for the Company’s strategic planning and business initiatives, including corporate alliances and strategic partnerships. His vision is based on a core belief that technologies can be re-purposed and customized for the emerging and developed markets where they can close the technology gap, create a leadership position and rapidly accelerate business models. He is also the founder of Global Access Holdings LLC, a financial media and analytics company, which identified a global trend line of illiquid securities and the potential market need for alternative asset trading platforms. Before Global Access Holdings, Mr. Molinari was the Chairman & CEO of Burlington Capital Markets LLC, a financial services company specializing in institutional execution services and investment banking activities. In addition, he founded Inculab, a technology business incubator, Voluto Ventures, a venture capital concern and Cold Spring Advisors, LLC, an investment services provider. Mr. Molinari began his career at Lehman Brothers Inc., and he has held senior positions at Janney Montgomery Scott Inc., and Ridgewood Capital, where he specialized in mergers and acquisitions, technology, and capital formation transactions. During this time, Mr. Molinari spearheaded the acquisition of Hemisphere Capital Corporation, a New York broker-dealer and Registered Investment Advisor, and managed its turnaround and profitable sale. Mr. Molinari is a board member of Transfer Online Inc. and Bigshare Services Pvt., Ltd. He holds a B.B.A. in International Business from the Frank G. Zarb School of Business at Hofstra University.

Section 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 EXHIBITS

Exhibit Number	Description
10.2	Series A Preferred Stock Purchase Agreement between Angel Acquisition Corp. and Ginew Holdings, LLC dated January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL ACQUISITION CORP.

January 12, 2011	/s/ Steve Bonenberger
Date	Steve Bonenberger, Chief Executive Officer